Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AMERICAN WELL CORPORATION

The Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on June 1, 2006, restated on October 7, 2010 and amended on March 14, 2012, December 16, 2014, December 23, 2015, January 7, 2017, May 29, 2018, July 19, 2019 and [●], 2020. Prompt written notice of the adoption of the amendments and the restatement of the Certificate of Incorporation herein, which are being adopted pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended, the “DGCL”), has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the DGCL.

The Amended and Restated Certificate of Incorporation is hereby amended and restated as of [●], 2020 to read in its entirety as follows:

ARTICLE 1.

NAME

The name of the corporation is American Well Corporation (the “Corporation”).

ARTICLE 2.

REGISTERED OFFICE AND AGENT

The address of its registered office in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE 3.

PURPOSE AND POWERS

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE 4.

CAPITAL STOCK

(A)     Authorized Shares

1.    Classes of Stock. The total number of shares of stock that the Corporation shall have authority to issue is 1,000,000,000 shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), 100,000,000 shares of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”), 200,000,000 shares of Class C Common Stock, par value $0.01 per share (the “Class C Common Stock”) and 100,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”). Upon this Amended and Restated Certificate of Incorporation becoming effective pursuant to the DGCL (the “Effective Time”), each share of the Corporation’s common stock, par value $0.01 (the “Common Stock”) issued and outstanding as of the Effective Time shall automatically be reclassified as one share of Class A Common Stock without any action on the part of the holders of such shares. At the Effective Time, any stock certificate that, immediately prior to the Effective Time, represented issued and outstanding shares of Common Stock shall, from and after the Effective Time, automatically and without necessity of presenting the same for exchange, represent the number of shares of Class A Common Stock into which such shares were reclassified at the Effective Time, without any action on the part of the holder thereof. Immediately following the reclassification pursuant to the immediately preceding sentence, pursuant to an exchange agreement entered into by and among Ido Schoenberg and Roy Schoenberg (the “Founders” and each, a “Founder”) and the Company prior to the Effective Time, each share of Class A Common Stock held of record by the Founders immediately following such reclassification (the “Founder Stock”) shall be exchanged for one share of Class B Common Stock (the “Class B Exchange”).

2.    Preferred Stock. The Board of Directors is hereby empowered, without any action or vote by the Corporation’s stockholders (except as may otherwise be provided by the terms of any class or series of Preferred Stock then outstanding), to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the DGCL.

(B)    Powers and Rights of the Class A Common Stock, Class B Common Stock and Class C Common Stock.

The description of the Class A Common Stock, Class B Common Stock and Class C Common Stock, and the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, are as follows:

1.     Identical Rights. Except as otherwise expressly provided herein or required by applicable law, shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall have the same rights, powers and privileges and rank equally (including as to dividends and distributions, and any liquidation, dissolution or winding up of the Corporation), share ratably and be identical in all respects as to all matters. The number of authorized shares of Class A Common Stock and Class C Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the total combined voting power of the then-outstanding Voting Securities entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL.

2.    Voting Rights.

(a)    General Voting Rights. Except as otherwise expressly provided herein or required by applicable law, the holders of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall vote together as a single class on all matters submitted to a vote of the stockholders of the Corporation; provided, however, that, except as otherwise required by the DGCL or other applicable law, (x) holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation or to a Preferred Stock Certificate of Designations that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected class or series are entitled, either separately or together with the holders of one or more other such class or series of Preferred Stock, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any class or series of Preferred Stock or pursuant to the DGCL) and (y) holders of Class C Common Stock, as such, shall not be entitled to vote on the election, appointment or removal of directors of the Corporation.

(b)    Votes Per Share. Except as otherwise expressly provided herein (including Article 4 Section (B)(2)(a)) or required by applicable law, on any matter that is submitted to a vote of the stockholders of the Corporation, each holder of shares of Class A Common Stock and Class C Common Stock shall be entitled to one (1) vote for each such share. The shares of Class B Common Stock shall be entitled as a class at any time to the number of votes derived by multiplying 1.0408163 times the aggregate maximum number of votes which could be cast by the holders of all of the outstanding shares of (i) Class A Common Stock, (ii) Class C Common Stock and (iii) any other Voting Securities (other than the Class B Common Stock), if any (for the avoidance of doubt, such that at all times the holders of Class B Common Stock would have 51% of the total outstanding voting power of the Company). Accordingly, each share of Class B Common Stock shall be entitled to a number of votes equal to the total number of votes held by the Class B Common Stock as a class, as calculated above, divided by the number of then outstanding shares of Class B Common Stock.

  3.    Dividends. Whenever a dividend, other than a dividend that constitutes a Share Distribution, is paid to the holders of shares of Class A Common Stock, Class B Common Stock or Class C Common Stock then outstanding, the Corporation will also pay to the holders of shares of the other classes of Common Stock then outstanding an equal dividend per share on an equal priority, pari passu basis, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon, by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon, and by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class C Common Stock entitled to vote thereon, each voting separately as a class. Dividends will be payable only as and when declared from time to time by the Board of Directors out of assets of the Corporation legally available therefor.

4.    Share Distributions. If at any time a Share Distribution is to be made with respect to shares of Class A Common Stock, Class B Common Stock or Class C Common Stock then outstanding, the Corporation will also pay a Share Distribution to the holders of shares of the other classes of Common Stock then outstanding, and in all events, only as follows (unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon, by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon, and by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class C Common Stock entitled to vote thereon, each voting separately as a class):

(a)    a Share Distribution may be declared and paid on an equal per share basis among the shares of Class A Common Stock, shares of Class B Common Stock, and shares of Class C Common Stock consisting of (i) shares of Class A Common Stock or Class A Convertible Securities declared and paid to holders of shares of Class A Common Stock, (ii) shares of Class B Common Stock or Class B Convertible Securities declared and paid to holders of shares of Class B Common Stock (for the avoidance of doubt, shares of Class B Common Stock or Class B Convertible Securities may not be issued, paid or otherwise distributed to holders of Class A Common Stock, Class A Convertible Securities, Class C Common Stock or Class C Convertible Securities unless approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon), and (iii) shares of Class C Common Stock or Class C Convertible Securities declared and paid to holders of shares of Class C Common Stock;

(b)    a Share Distribution consisting of shares of any class or series of securities of the Corporation or any other Person, other than shares of Class A Common Stock, Class B Common Stock or Class C Common Stock (or Class A Convertible Securities, Class B Convertible Securities or Class C Convertible Securities), may be declared and paid on the basis of a distribution of (i) identical securities, on an equal per share basis, to holders of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock or (ii) in the case of securities of another Person only, a separate class or series of securities to the holders of shares of Class A Common Stock, Class B Common Stock and/or Class C Common Stock, respectively, and a different class or series of securities to the holders of shares of the other classes of Common Stock, on an equal per share basis to such holders of the shares of Class A Common Stock, Class B Common Stock and Class C Common Stock; provided that, in connection with a Share Distribution pursuant to clause (ii), such separate classes or series of securities (and, if the distribution consists of Convertible Securities, the Underlying Securities) do not differ in any respect other than their relative voting rights (and any other differences between the Class A Common Stock, Class B

Common Stock and Class C Common Stock set forth in this Amended and Restated Certificate of Incorporation, mutatis mutandis, and any other related differences in designations, conversion and share distribution provisions, as applicable), with holders of shares of Class B Common Stock, on the one hand, receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) higher relative voting rights as compared to, and proportional with the existing relative voting rights of, the holders of shares of Class A Common Stock and Class C Common Stock, and the holders of shares of Class A Common Stock and Class C Common Stock on the other hand, receiving securities of a class or series having (or convertible into or exercisable or exchangeable for securities having) lesser relative voting rights as compared to, and proportional with the existing relative voting rights of, the holders of shares of Class B Common Stock; provided that the highest relative voting rights shall be equal to the voting power of the Class B Common Stock as calculated pursuant to Article 4 Section (B)(2)(b); provided further that, unless otherwise approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon, the class or series of securities received by the holders of Class B Common Stock shall provide for voting rights equal to the voting power of the Class B Common Stock as calculated pursuant to Article 4 Section (B(2)(b); or

(c)    in the case of a Share Distribution consisting of shares of any class or series of securities of any other Person, such other Person shall have a certificate of incorporation or other constituent document with provisions substantially similar in all material respects to the provisions set forth in this Amended and Restated Certificate of Incorporation (including provisions providing for the distribution of voting securities to holders of Class B Common Stock that have voting rights equal to the voting power of the Class B Common Stock as calculated pursuant to Article 4 Section (B)(2)(b)), unless otherwise approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon, by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon, and by the affirmative vote of the holders of a majority of the voting power of then-outstanding shares of Class C Common Stock entitled to vote thereon, each voting separately as a class.

5.    Treatment in a Change of Control or any Merger Transaction.

(a)    Subject to subsection (c) of this Article 4 Section (C)(5), in connection with any Change of Control Transaction, shares of Class A Common Stock, Class B Common Stock and Class C Common Stock outstanding immediately prior to such Change of Control Transaction shall be treated equally, identically and ratably, on a per share basis, with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed to stockholders of the Corporation, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon, by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon, and by the affirmative vote of the holders of a majority of the voting power of then-outstanding shares of Class C Common Stock entitled to vote thereon, each voting separately as a class.

(b)    Subject to subsection (c) of this Article 4 Section (C)(5) hereto, any merger or consolidation of the Corporation with or into any other entity, which is not a Change of Control Transaction, shall require approval by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon, by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the voting power of then-outstanding shares of Class C Common Stock entitled to vote thereon, each voting separately as a class, unless (i) the shares of Class A Common Stock, Class B Common Stock and Class C Common Stock outstanding immediately prior to such merger or consolidation are treated equally, identically and ratably, on a per share basis, including whether such shares remain outstanding and with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed to stockholders of the Corporation in respect thereof; or (ii) such shares are converted on a pro rata basis into shares of the surviving entity or its parent in such transaction having identical rights, powers and privileges to the shares of Class A Common Stock, Class B Common Stock and Class C Common Stock in effect immediately prior to such merger or consolidation, respectively; provided that if the voting power of the Class B Common Stock, including the voting power of the Class B Common Stock relative to the voting power of the Class A Common Stock and Class C Common Stock would be adversely affected by such merger or consolidation, the approval by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock shall be required.

(c)    Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation, (i) for the avoidance of doubt, consideration to be paid to or received by a holder of shares of Class A Common Stock, Class B Common Stock or Class C Common Stock in connection with any Change of Control Transaction or in connection with any merger or consolidation of the Corporation with or into any other entity, which is not a Change of Control Transaction, pursuant to any bona fide employment, consulting, severance or similar services arrangement shall be deemed not to be “paid or otherwise distributed to stockholders” or consideration in respect of shares of the capital stock of the Corporation for purposes of this Article 4 Section (C)(5) hereto, and (ii) to the extent all or part of the consideration into which shares of Class A Common Stock, Class B Common Stock or Class C Common Stock are converted or any consideration paid or otherwise distributed to stockholders of the

Corporation in any Change of Control Transaction or any merger or consolidation of the Corporation with or into any other entity, which is not a Change of Control Transaction, is in the form of securities of another corporation or other entity, then the holders of shares of Class B Common Stock shall have their shares of Class B Common Stock converted into, or may otherwise be paid or distributed, such securities with a greater number of votes per share (but in no event greater than the voting rights of the Class B Common Stock as calculated pursuant to Article 4(B)(2)(b); provided that, unless otherwise approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon, the class or series of securities received by the holders of Class B Common Stock shall provide for voting rights equal to the voting power of the Class B Common Stock as calculated pursuant to Article 4(B)(2)(b)) than such securities into which shares of Class A Common Stock or Class C Common Stock are converted, respectively, or which are otherwise paid or distributed to the holders of shares of Class A Common Stock or Class C Common Stock, respectively (and the provisions governing the securities payable or otherwise distributable to the holders of shares of Class B Common Stock may also differ from the provision governing the securities payable or otherwise distributable to the holders of shares of Class A Common Stock and/or Class C Common Stock in the same relative manner as the Class A Common Stock, Class B Common Stock and Class C Common Stock differ from each other as set forth in this Amended and Restated Certificate of Incorporation, mutatis mutandis, and any other related differences in designations, conversion and share distribution provisions, as applicable), without any requirement that such different treatment be approved by the holders of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock, each voting separately as a class.

  6.    Reclassification, Split, Subdivision, or Combination. If the Corporation in any manner reclassifies, splits, subdivides or combines the outstanding shares of Class A Common Stock, Class B Common Stock or Class C Common Stock, the outstanding shares of the other such classes will concurrently therewith be proportionately reclassified, split, subdivided or combined in a manner that maintains the same proportionate equity ownership and voting rights among the holders of the outstanding shares of Class A Common Stock, the holders of the outstanding shares of Class B Common Stock and the holders of the outstanding shares of Class C Common Stock on the record date for such reclassification, split, subdivision or combination, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon, by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class C Common Stock entitled to vote thereon, each voting separately as a class.

7.    Liquidation and Dissolution. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall be treated equally, identically and ratably, on a per share basis, and be entitled to receive an equal amount per share of all the assets of the Corporation of whatever kind available for distribution to holders of shares of any class of capital stock of the Corporation, after payment or provision for payment of the debts and liabilities of the Corporation and subject to the payment in full of the preferential or other amounts to which any series of Preferred Stock are entitled, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon, by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class C Common Stock entitled to vote thereon, each voting separately as a class. Neither the consolidation or merger of the Corporation with or into any other Person or Persons nor the sale, lease or exchange of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article 4 Section (C)(7).

8.    No Adverse Effect on the Class A Common Stock, Class B Common Stock or Class C Common Stock. Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation, (i) the rights, powers, preferences and privileges of the shares of Class A Common Stock may not be adversely affected in any manner (whether by amendment, or through merger, recapitalization, consolidation or otherwise) without the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon, (ii) the rights, powers, preferences and privileges of the shares of Class B Common Stock may not be adversely affected in any manner (whether by amendment, or through merger, recapitalization, consolidation or otherwise) without the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon and (iii), the rights, powers, preferences and privileges of the shares of Class C Common Stock may not be adversely affected in any manner (whether by amendment, or through merger, recapitalization, consolidation or otherwise) without the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class C Common Stock entitled to vote thereon.

9.    Share Repurchases. The Corporation shall not repurchase any shares of Class B Common Stock from any Founder or Permitted Transferee (as defined below) unless such repurchase is approved by a committee composed solely of directors that are “independent” as defined in the rules of the applicable stock exchange on which the Corporation’s Class A Common Stock is then listed. Without limiting the generality of the foregoing, the Class A Common Stock, Class B Common Stock and Class C Common Stock shall be treated equally by the Corporation in any share exchange pursuant to an exchange offer by the Corporation, share repurchase pursuant to a tender offer, tender offer pursuant to an agreement to which the Corporation is a party or other similar transaction.

(C)    Definitions. For purposes of this Amended and Restated Certificate of Incorporation:

1.    “Change of Control Transaction” means (i) the sale, lease, exchange, transfer, exclusive license (except any such licenses entered into in the ordinary course of business) or other disposition (other than liens and encumbrances created in the ordinary course of business, including liens or encumbrances to secure indebtedness for borrowed money, so long as no foreclosure occurs in respect of any such lien or encumbrance) of all or substantially all of the Corporation’s property and assets (which shall for such purpose include the property and assets of any direct or indirect subsidiary of the Corporation, taken as a whole); provided that any sale, lease, exchange, transfer, exclusive license (except any such licenses entered into in the ordinary course of business) or other disposition of property or assets exclusively between or among the Corporation and any direct or indirect subsidiary or subsidiaries of the Corporation shall not be deemed a “Change of Control Transaction”; (ii) the merger, consolidation, business combination or other similar transaction of the Corporation with or into any other entity, other than a merger, consolidation, business combination or other similar transaction that would result in the Voting Securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the Voting Securities, as outstanding immediately after such merger, consolidation, business combination or other similar transaction, and the stockholders of the Corporation immediately prior to the merger, consolidation, business combination or other similar transaction owning Voting Securities or voting securities of the surviving entity or its parent immediately following the merger, consolidation, business combination or other similar transaction in substantially the same proportions (vis-à-vis each other) as such stockholders owned the Voting Securities immediately prior to the transaction; or (iii) a recapitalization, liquidation, dissolution, winding up or other similar transaction involving the Corporation, other than a recapitalization, liquidation, dissolution or other similar transaction that would result in the Voting Securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total combined voting power represented by the Voting Securities, as outstanding immediately after such recapitalization, liquidation, dissolution or other similar transaction, and the stockholders of the Corporation immediately prior to the recapitalization, liquidation, dissolution or other similar transaction owning Voting Securities or voting securities of the surviving entity or its parent immediately following the recapitalization, liquidation, dissolution or other similar transaction in substantially the same proportions (vis-à-vis each other) as such stockholders owned the Voting Securities immediately prior to the transaction.

2.    “Class A Convertible Securities” means Convertible Securities convertible into or exercisable or exchangeable for shares of Class A Common Stock.

3.    “Class B Convertible Securities” means Convertible Securities convertible into or exercisable or exchangeable for shares of Class B Common Stock.

3.    “Class C Convertible Securities” means Convertible Securities convertible into or exercisable or exchangeable for shares of Class C Common Stock.

4.    “Convertible Securities” means (i) any securities of the Corporation (other than Class A Common Stock, Class B Common Stock or Class C Common Stock) that are directly or indirectly convertible into or exchangeable for, or that evidence the right to purchase, directly or indirectly, securities of the Corporation or any other Person, whether upon conversion, exercise, exchange, pursuant to anti-dilution provisions of such securities or otherwise, and (ii) any securities of any other Person that are directly or indirectly convertible into or exchangeable for, or that evidence the right to purchase, directly or indirectly, securities of such Person or any other Person (including the Corporation), whether upon conversion, exercise, exchange, pursuant to anti-dilution provisions of such securities or otherwise.

5.    “Liquidation Event” means any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, or any Change of Control Transaction.

6.    “Person” means a natural person, corporation, limited liability company, partnership, joint venture, trust, unincorporated association or other legal entity.

7.    “Share Distribution” means a dividend or distribution (including a dividend or distribution made in connection with any stock-split, reclassification, recapitalization, dissolution, winding up or full or partial liquidation of the Corporation) payable in shares of any class or series of capital stock, Convertible Securities or other securities of the Corporation or any other Person; provided, that none of the reclassifications to be effected pursuant to Article 4 Section (A)(2)(a) shall constitute a Share Distribution.

8.    “Underlying Securities” means, with respect to any class or series of Convertible Securities, the class or series of securities into which such class or series of Convertible Securities are directly or indirectly convertible, or for which such Convertible Securities are directly or indirectly exchangeable, or that such Convertible Securities evidence the right to purchase or otherwise receive, directly or indirectly.

9.    “Voting Securities” means the Class A Common Stock, Class B Common Stock and Class C Common Stock and any series of Preferred Stock which by the terms as set forth herein or in its Preferred Stock Certificate of Designations is designated as a Voting Security; provided that, except as may otherwise be required by the DGCL or other applicable law, each such series of Preferred Stock shall be entitled to vote together with the other Voting Securities only as and to the extent expressly provided for by its terms as set forth herein or in the applicable Preferred Stock Certificate of Designations.

ARTICLE 5.

CONVERSION

(A)    Voluntary Conversion of Class B Common Stock.

1.    On and subject to the terms of Article 5 Section (A)(2), each share of Class B Common Stock shall be voluntarily convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time and from time to time, and without payment of additional consideration to the holder thereof.

2.    In order for a holder of shares of Class B Common Stock to voluntarily convert shares of Class B Common Stock into shares of Class A Common Stock, such holder shall (i) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Class B Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Class B Common Stock and, if applicable, any condition or event on which such conversion is contingent (which, in the case of a contingent conversion, such notice may be revoked by such holder prior to the time on which the conversion would otherwise occur unless otherwise specified by such holder) and (ii) surrender the certificate or certificates, if any, representing such shares of Class B Common Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation (which may include a requirement to post a bond) to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) at the office of the transfer agent for the Class B Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Class A Common Stock to be issued. If required by the Corporation, any certificate or certificates so surrendered shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. The shares of Class A Common Stock into which the specified shares of Class B Common Stock have been converted shall be deemed to be outstanding of record at the Voluntary Conversion Time. All rights with respect to the shares of Class B Common Stock converted at any Voluntary Conversion Time, including the rights, if any, to receive notices and vote, shall terminate at the Voluntary Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at, prior to, or after such time), except for only the rights of the holder of such shares to receive (i) any dividends declared but unpaid on the shares of Class B Common Stock held of record by such holder as of the record date for such dividend, if such record date was at or prior to the Voluntary Conversion Time, that have been converted into shares of Class A Common Stock at such Voluntary Conversion Time, and (ii) if the shares of Class B Common Stock converted at such Voluntary Conversion Time were represented by a certificate or certificates immediately prior to such Voluntary Conversion Time, upon surrender of the certificate or certificates that immediately prior to such Voluntary Conversion Time represented such shares of Class B Common Stock (or lost certificate affidavit and agreement), (x) a certificate or certificates representing the number of full shares of Class A Common Stock into which such shares of

Class B Common Stock were converted at such Voluntary Conversion Time if such shares of Class A Common Stock are certificated, and (y) if less than all of the shares of Class B Common Stock represented by any one certificate were converted at such Voluntary Conversion Time, a new certificate representing the shares of Class B Common Stock not so converted at such Voluntary Conversion Time. Until surrendered in accordance with this Article 5 Section (A)(2), any certificate or certificates that, immediately prior to the Voluntary Conversion Time, represented shares of Class B Common Stock that have been converted into shares of Class A Common Stock at such Voluntary Conversion Time shall, from and after such Voluntary Conversion Time, represent only (i) the number of shares of Class A Common Stock into which such shares of Class B Common Stock have been converted at such Voluntary Conversion Time, and (ii) in the event less than all of the shares of Class B Common Stock represented by a certificate have not been so converted, then such certificate shall also represent the shares of Class B Common Stock that have not been so converted at such Voluntary Conversion Time.

(B)    Automatic Conversion of Class B Common Stock. Each share of Class B Common Stock shall automatically, without any further action by the Corporation or the holder thereof, be converted into one (1) fully paid and nonassessable share of Class A Common Stock upon the occurrence of a Transfer other than a Permitted Transfer of such share of Class B Common Stock or, in the case of shares of Class B Common Stock held by any Permitted Transferee, upon a Founder ceasing to control any Permitted Transferee referred to in clause (ii) of the definition thereof. In the event of a conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to this Article 5 Section (B), such conversion shall be deemed to have occurred at the time that the Transfer of such shares occurred.

(C)    Final Conversion of Class B Common Stock. Each share of Class B Common Stock shall automatically, without any further action by the Corporation or the holder thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the earliest to occur of:

1.    5:00 p.m. New York time on the third Business Day following the latest to occur of: (i) approval of such conversion by the affirmative vote of a majority of the Board of Directors, (ii) approval of such conversion by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon, voting separately as a class, and (iii) any condition or event on which such conversion is contingent, as specified in connection with the approvals in the immediately preceding (i) and (ii);

2.    5:00 p.m. New York time on the first Business Day following such time as the outstanding shares of Class B Common Stock constitutes less than five percent (5%) of the aggregate number of shares of Common Stock then outstanding;

3.    5:00 p.m. New York time on the first Business Day following such time as neither Founder is serving as an officer of the Corporation; and

4.    5:00 p.m. New York time on the first Business Day following seven (7) years after the date on which this Amended and Restated Certificate of Incorporation became effective; provided that, such period may, to the extent permitted by law and applicable stock exchange rules, be extended for three (3) years upon the affirmative vote of the holders of a majority of the voting power of the shares of Class A Common Stock entitled to vote thereon, outstanding as of the record date for such vote, voting separately as a class.

(D)    Policies and Procedures.

1.    The Board of Directors may, from time to time, establish such policies and procedures, not in violation of applicable law or this Amended and Restated Certificate of Incorporation or the Fourth Amended and Restated Bylaws of the Corporation (as may be amended or restated from time to time, the “Bylaws”), relating to the conversion of shares of Class B Common Stock into shares of Class A Common Stock as it may deem necessary or advisable. The Corporation may, from time to time, require that a holder of shares of Class B Common Stock furnish affidavits or other proof to the Corporation as it deems necessary to verify the ownership of shares of Class B Common Stock and to confirm that a conversion to shares of Class A Common Stock has not occurred.

2.    Promptly following any Mandatory Conversion Time, each holder of shares of Class B Common Stock that have been converted into shares of Class A Common Stock at such Mandatory Conversion Time shall surrender the certificate or certificates, if any, that immediately prior to such Mandatory Conversion Time represented the shares of Class B Common Stock that were converted into shares of Class A Common Stock at such Mandatory Conversion Time (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation (which may include a requirement to post a bond) to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) at the office of the transfer agent for the Class B Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). If required by the Corporation, any certificate or certificates so surrendered shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the shares of Class B Common Stock converted at any Mandatory Conversion Time, including the rights, if any, to receive notices and vote, shall terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at, prior to, or after such time), except for only the rights of the holder of such shares to receive (i) any dividends declared but unpaid on the shares of Class B Common Stock held of record by such holder as of the record date for such dividend, if such record date was at or prior to the Voluntary Conversion Time, that have been converted into shares of Class A Common Stock at such Mandatory Conversion Time, and (ii) if the shares of Class B Common Stock converted at such Mandatory Conversion Time were represented by a certificate or certificates immediately prior to such Mandatory Conversion Time, upon surrender of the certificate or certificates that immediately prior to such Mandatory Conversion Time represented such shares of Class B Common Stock (or lost certificate affidavit and agreement), (x) a certificate or certificates representing the number of full shares of Class A Common Stock into which such shares of Class B Common Stock were converted at such Mandatory Conversion Time if such shares of Class A Common Stock are certificated, and (y) if less than all of the shares of Class B Common Stock represented by any one certificate were converted at such Mandatory Conversion Time, a new certificate representing the shares of Class B Common Stock not so converted at such Mandatory Conversion Time. Until surrendered in accordance with this Article 5 Section (D)(2), any certificate or certificates that, immediately prior to the Mandatory Conversion Time, represented shares of Class B Common Stock that have been converted into shares of Class A Common Stock at such Mandatory Conversion Time shall, from and after such Mandatory Conversion Time, represent only (i) the number of shares of Class A Common Stock into which such shares of Class B Common Stock have been converted at such Mandatory Conversion Time, and (ii) in the event less than all of the shares of Class B Common Stock represented by a certificate have not been so converted, then such certificate shall also represent the shares of Class B Common Stock that have not been so converted at such Mandatory Conversion Time.

(E)    Voluntary Conversion of Class C Common Stock.

1.    On and subject to the terms of Article 5 Section (E)(2), each share of Class C Common Stock shall be voluntarily convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof (x) at any time and from time to time following HSR Clearance, if required prior to such holder’s conversion of such shares of Class C Common Stock, as applicable, or (y) if HSR Clearance is not required prior to such holder’s conversion of such shares of Class C Common Stock then at any time and from time to time, and in each case without payment of additional consideration to the holder thereof.

2.    In order for a holder of shares of Class C Common Stock to voluntarily convert shares of Class C Common Stock into shares of Class A Common Stock, such holder shall (i) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Class C Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Class C Common Stock and, if applicable, any condition or event on which such conversion is contingent (which, in the case of a contingent conversion, such notice may be revoked by such holder prior to the time on which the conversion would otherwise occur unless otherwise specified by such holder) and (ii) surrender the certificate or certificates, if any, representing such shares of Class C Common Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation (which may include a requirement to post a bond) to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) at the office of the transfer agent for the Class C Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Class A Common Stock to be issued. If required by the Corporation, any certificate or certificates so surrendered shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. The shares of Class A Common Stock into which the specified shares of Class C Common Stock have been converted shall be deemed to be outstanding of record at the Voluntary Conversion Time. All rights with respect to the shares of Class C Common Stock converted at any Voluntary Conversion Time, including the rights, if any, to receive notices and vote, shall terminate at the Voluntary Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at, prior to, or after such time), except for only the rights of the holder of such shares to receive (i) any dividends declared but unpaid on the shares of Class C Common Stock held of record by such holder as of the record date for such dividend, if such record date was at or prior to the Voluntary Conversion Time, that have been converted into shares of Class A Common Stock at such Voluntary Conversion Time, and (ii) if the shares of Class C Common Stock converted at such Voluntary Conversion Time were represented by a certificate or certificates immediately prior to such Voluntary Conversion Time, upon surrender of the certificate or certificates that immediately prior to such Voluntary Conversion Time represented such shares of Class C Common Stock and/or Class C Common Stock (or lost certificate affidavit and agreement), (x) a certificate or certificates representing the number of full shares of Class A Common Stock into which such shares of Class C Common Stock were converted at such Voluntary Conversion Time if such shares of Class A Common Stock are certificated, and (y) if less than all of the shares of Class C Common Stock represented by any one certificate were converted at such Voluntary Conversion Time, a new certificate representing the shares of Class C Common Stock not so converted at such Voluntary Conversion Time. Until surrendered in accordance with this Article 5 Section (E)(2), any certificate or certificates that, immediately prior to the Voluntary Conversion Time, represented shares of Class C Common Stock that have been converted into shares of Class A Common Stock at such Voluntary Conversion Time shall, from and after such Voluntary Conversion Time, represent only (i) the number of shares of Class A Common Stock into which such shares of Class C Common Stock have been converted at such Voluntary Conversion Time, and (ii) in the event less than all of the shares of Class C Common Stock represented by a certificate have not been so converted, then such certificate shall also represent the shares of Class C Common Stock that have not been so converted at such Voluntary Conversion Time.

(F)    Effect of Conversion. Any shares of Class B Common Stock or Class C Common Stock converted pursuant to this Amended and Restated Certificate of Incorporation shall be retired and cancelled and may not be reissued as shares of such class, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Class B Common Stock and/or Class C Common Stock, as applicable, accordingly.

(G)    Definitions. For purposes of this Amended and Restated Certificate of Incorporation:

1.    “affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any

Person directly or indirectly owning or controlling ten percent (10%) or more of any class of outstanding voting securities of such Person or (iii) any officer, director, general partner or trustee of any such Person described in clause (i) or (ii).

2.    “Beneficially Owned” has such meaning as is set forth in Rule 13d-3 of the U.S. Securities Exchange Act of 1934, as amended. “Beneficial Ownership” and “Beneficially Owns” shall have correlative meanings.

3.    “Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by applicable law to close.

4.    “control” (including the terms “controlling,” “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

5.    “HSR Clearance” means the expiration or earlier termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

6.    “Independent Directors” means members of the Board of Directors who are not officers or otherwise employees of the Corporation or its subsidiaries (provided that a director shall not be considered an officer or employee of the Corporation solely due to such director’s position as a member of the Board of Directors or the board of directors or similar governing body of one or more subsidiaries of the Corporation).

7.    “Mandatory Conversion Time” means the time of any conversion of shares of Class B Common Stock into shares of Class A Common Stock in accordance with this Article 5, other than any voluntary conversion pursuant to Article 5 Section (A) hereof.

8.    “Permitted Transfer” means a Transfer from a holder of shares of Class B Common Stock to any Permitted Transferee, or a transfer from a Permitted Transferee to another Permitted Transferee or back to such holder.

9.    “Permitted Transferee” means (i) each Founder, or (ii) any trust formed solely for the benefit of any Founder or such Founder’s family members, any partnership, corporation, foundation, charity or other entity, so long as a Founder controls such trust, partnership, corporation, foundation, charity or other entity; provided further that, at such time that such Founder no longer controls such trust, partnership, corporation, foundation, charity or other entity, the shares of Class B Common Stock held by such entity shall be automatically converted into Class A Common Stock as set forth in Article 5 Section (B) above.

10.    “Rights” means any option, warrant, restricted stock unit, restricted stock award, performance stock award, phantom stock, equity award, conversion right or contractual right of any kind held by each of Ido Schoenberg and Roy Schoenberg to acquire shares of the Corporation’s authorized but unissued capital stock (excluding, for the avoidance of doubt, issuances in respect of “IPO RSUs” as defined under the terms of the Employment Agreements entered into with each of Ido Schoenberg and Roy Schoenberg as of June 18, 2020).

11.    “Transfer” of a share of Class B Common Stock shall mean any direct or indirect sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share (a “transfer”), whether or not for value and whether voluntary or involuntary or by merger, consolidation or by operation of law, including, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in Beneficial Ownership), a transfer of a share of Class B Common Stock among two or more unaffiliated or unrelated holders or the transfer of, or entering into a binding agreement with respect to, Voting Control over such share by proxy or otherwise (unless, in each case, otherwise explicitly exempted from the definition of “Transfer” hereunder), provided, however, that the following shall not be considered a “Transfer”:

(a)    the grant of a proxy to officers or directors of the Corporation at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders;

(b)    the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a Transfer unless such foreclosure or similar action qualifies as a Permitted Transfer;

(c)    the fact that the spouse of any holder of shares of Class B Common Stock possesses or obtains an interest in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of such shares of Class B Common Stock; provided that any transfer of shares by any holder of shares of Class B Common Stock to such holder’s spouse, including a transfer in connection with a divorce proceeding, domestic relations order or similar legal requirement, shall constitute a “Transfer” of such shares of Class B Common Stock unless otherwise exempt from the definition of “Transfer”;

(d)    entering into a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, with a broker or other nominee where the holder entering into the plan retains Voting Control over the shares; provided, however, that a Transfer of such shares of Class B Common Stock by such broker or other nominee shall constitute a “Transfer” at the time of such Transfer;

(e)    entering into a support, voting, tender or similar agreement, arrangement or understanding (with or without granting a proxy) in connection with a Liquidation Event or other merger or consolidation, or taking any actions contemplated thereby; provided that such Liquidation Event or other merger or consolidation and such agreement or understanding was approved by a majority of the Independent Directors then in office in advance of the entry into such agreement or understanding; or

(f)    any proxy granted, or proxy agreement entered into, before the Effective Time with respect to the voting of any of the Corporation’s capital stock to which the Corporation is a party that terminates upon the consummation of the sale of shares of capital stock of the Corporation to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended.

  12.    “Voluntary Conversion Time” means, as applicable, the close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of a conversion notice and, if applicable, certificates (or lost certificate affidavit and agreement) from a holder of Class B Common Stock pursuant to Article 5 Section (B)(2) or from a holder of Class C Common Stock pursuant to Article 5 Section (E)(2), unless such notice is subject to a condition or contingency, in which case the “Voluntary Conversion Time” shall be the close of business on the date such condition or contingency is satisfied or waived.

  13.    “Voting Control” means with respect to a share of Class B Common Stock the exclusive power (whether directly or indirectly) to vote or direct the voting of such share of Class B Common Stock by proxy, voting agreement or otherwise.

(H)    Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock and Class C Common Stock, such number of shares of Class A Common Stock as will from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock and Class C Common Stock into shares of Class A Common Stock.

(I)    No Further Issuances. Except for shares of Class B Common Stock issued in connection with the Class B Exchange, the issuance of shares of Class B Common Stock issuable upon exercise or settlement of Rights outstanding immediately prior to the Effective Time (excluding, for the avoidance of doubt, issuances in respect of “IPO RSUs” as defined under the terms of the Employment Agreements entered into with each of Ido Schoenberg and Roy Schoenberg as of June 18, 2020), a dividend payable in accordance with Article 4 Section (C)(4) hereof, consideration to be paid to or received in connection with any Change of Control Transaction or any merger or consolidation of the Corporation with or into any other entity, which is not a Change of Control Transaction, in accordance with Article 4 Section (C)(5)

hereof, or a reclassification, split, subdivision or combination in accordance with Article 4 Section (C)(6) hereof, the Corporation shall not at any time after the Effective Time issue any additional shares of Class B Common Stock.

ARTICLE 6.

BYLAWS

The Board of Directors shall have the power to adopt, amend or repeal the Bylaws.

The stockholders may adopt, amend or repeal the Bylaws only with the affirmative vote of the holders of not less than 75% of the voting power of all outstanding securities of the Corporation generally entitled to vote in the election of directors, voting together as a single class.

ARTICLE 7.

BOARD OF DIRECTORS

(A)    Power of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors.

(B)    Number of Directors. Subject to the terms of any series of Preferred Stock entitled to separately elect directors, the number of directors which shall constitute the Board of Directors shall, as of the date this Amended and Restated Certificate of Incorporation becomes effective, consist of not less than five nor more than thirteen directors, with the exact number of directors to be determined from time to time solely by the affirmative vote of a majority of the Board of Directors.

(C)    Election of Directors.

(1)    The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be practicable, of one-third of the total number of directors constituting the entire Board of Directors. Each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected; provided that directors initially designated as Class I directors shall serve for a term ending on the date of the 2021 annual meeting, directors initially designated as Class II directors shall serve for a term ending on the 2022 annual meeting, and directors initially designated as Class III directors shall serve for a term ending on the date of the 2023 annual meeting. Notwithstanding the foregoing, each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. The Board of Directors shall assign members of the Board of Directors already in office prior to the Effective Time to such classes at the time such classification becomes effective. In the event of any change in the number of directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. In no event will a decrease in the number of directors shorten the term of any incumbent director.

(2)     A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the board of directors and, except as otherwise expressly required by law or by this Amended and Restated Certificate of Incorporation, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

(4)    Each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal.

(5)    There shall be no cumulative voting in the election of directors. Election of directors need not be by written ballot unless the Bylaws so provide.

(D)    Vacancies. Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall, except as otherwise required by law, be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office for a term that shall coincide with the term of the Class to which such director shall have been elected until his or her successor is elected and qualified.

(E)    Removal. No director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than 75% of the total voting power of all outstanding securities of the Corporation generally entitled to vote in the election of directors, voting together as a single class.

(F)     Preferred Stock Directors. Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of such class or series of Preferred Stock adopted by resolution or resolutions adopted by the Board of Directors pursuant to Article 4 Section (A) hereto, and such directors so elected shall not be subject to the provisions of this Article 7 unless otherwise provided therein.

ARTICLE 8.

MEETINGS OF STOCKHOLDERS

(A)     Annual Meetings. An annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held at such place, on such date, and at such time as the Board of Directors shall determine.

(B)    Special Meetings. Special meetings of the stockholders may be called only by the Board of Directors acting pursuant to a resolution adopted by a majority of the Board of Directors.

(C)    No Action by Written Consent. Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, as may be set forth in the resolution or resolutions adopted by the Board of Directors pursuant to Article 4 Section (A) hereto for such class or series of Preferred Stock, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with the DGCL, as amended from time to time, and this Article 8 and may not be taken by written consent of stockholders without a meeting.

ARTICLE 9.

INDEMNIFICATION

(A)    Limited Liability. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

(B)    Right to Indemnification.

(1)    Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL. The right to indemnification conferred in this Article 9 shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by the DGCL. The right to indemnification conferred in this Article 9 shall be a contract right.

(2)    The Corporation may, by action of its Board of Directors, provide rights to indemnification and to advancement of expenses to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the DGCL.

(C)    Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL.

(D)    Nonexclusivity of Rights. The rights and authority conferred in this Article 9 shall not be exclusive of any other right that any person may otherwise have or hereafter acquire.

(E)    Preservation of Rights. Neither the amendment nor repeal of this Article 9, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation or the Bylaws, nor, to the fullest extent permitted by the DGCL, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

ARTICLE 10.

FORUM SELECTION

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or this Amended and Restated Certificate of Incorporation or the Bylaws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state court located within the state of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. The preceding sentence of this Article 10 shall not apply to claims arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article 10.

ARTICLE 11.

AMENDMENTS

The Corporation reserves the right to amend this Amended and Restated Certificate of Incorporation in any manner permitted by the DGCL and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles 4 Section (B), 5, 6, 7, 9, 10 and this Article 11 may not be repealed or amended in any respect, and no other provision may be adopted, amended or repealed which would have the effect of modifying or permitting the circumvention of the provisions set forth in any of Articles 4 Section (B), 5, 6, 7, 9, 10 or this

Article 11, unless such action is approved by the affirmative vote of the holders of not less than 75% of the total voting power of all outstanding securities of the Corporation generally entitled to vote in the election of directors, voting together as a single class.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation this      day of             , 2020.

AMERICAN WELL CORPORATION

By:
Name:
Title: